UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Biblioteksgatan 11 S111 46 Stockholm, Sweden
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2007, Neonode Inc. entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Riding Tide Software, LLC (“Buyer”), a newly-formed limited liability company owned by Nick Bellinger, a former stockholder of PyX Technologies, Inc., a company we acquired in 2005.

Under the Purchase Agreement, we agreed to sell all of the assets associated with our enterprise storage business (the “Storage Assets”) to Buyer for $90,000 in cash at closing plus 70% of the net monthly revenues received by Buyer in the 12 months following the closing under the Purchase Agreement pursuant to the PyX Technologies OEM Agreement, dated as of June 14, 2004, between Buyer (as our successor in interest) and Pelco. In addition, the Purchase Agreement provides that the Storage Assets were sold to Buyer on an “as is” basis and that Buyer will indemnify us for any damages we suffer relating to the Storage Assets accruing or arising after the closing.

On August 20, 2007, we completed the sale of the Storage Assets pursuant to the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated August 15, 2007, between Neonode Inc. and Rising Tide Software, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Neonode Inc.

Dated: August 23, 2007	By:	/s/ David Brunton
David Brunton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated August 15, 2007, between Neonode Inc. and Rising Tide Software, LLC